Exhibit 10.1

Execution Version

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of February 28, 2019, by and among Saban Capital Acquisition Corp., a Cayman Islands exempted company limited by shares (“Acquiror”), Panavision Inc., a Delaware corporation (“Panavision”), SIM Video International Inc., an Ontario corporation (“SIM”), Cerberus PV Representative, LLC, a Delaware limited liability company in its capacity as the Panavision Holder Representative (the “Panavision Holder Representative”), and Granite Film and Television Equipment Rentals Inc., an Ontario corporation in its capacity as the SIM Holder Representative (the “SIM Holder Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Acquiror, Panavision, SIM, the Panavision Holder Representative, the SIM Holder Representative, and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of September 13, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 12.1(a) of the Business Combination Agreement, Acquiror, Panavision, SIM, the Panavision Holder Representative and the SIM Holder Representative may terminate the Business Combination Agreement and abandon the Transactions at any time prior to the Closing by mutual written consent; and

WHEREAS, the parties hereto desire to terminate the Business Combination Agreement pursuant to Section 12.1(a) thereof.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.            Termination. Pursuant to Section 12.1(a) of the Business Combination Agreement, the parties hereto irrevocably agree to terminate the Business Combination Agreement effective as of the execution and delivery of this Agreement by the parties hereto, with such termination, for the avoidance of doubt, having the effect set forth in Section 12.2 of the Business Combination Agreement.

2.            Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

3.            Miscellaneous. Sections 14.4, 14.7, 14.8, 14.13 and 14.14 of the Business Combination Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first written above.

SABAN CAPITAL ACQUISITION CORP.

By:	/s/ Adam Chesnoff
Name: Adam Chesnoff
Title: CEO and President

Signature Page to Termination Agreement

PANAVISION INC.

By:	/s/ Kimberly Snyder

Name: Kimberly Snyder
Title: President and Chief Executive Officer

Signature Page to Termination Agreement

SIM VIDEO INTERNATIONAL INC.

By:	/s/ Douglas Buchanan
Name: Douglas Buchanan
Title: Secretary

Signature Page to Termination Agreement

GRANITE FILM AND TELEVISION EQUIPMENT RENTALS INC., in its capacity as the SIM Holder Representative

By:	/s/ Douglas Buchanan
Name: Douglas Buchanan
Title: President

Signature Page to Termination Agreement

CERBERUS PV REPRESENTATIVE, LLC, solely in its capacity as the Panavision Holder Representative

By:	/s/ Marc Millman

Name: Marc Millman
Title: Authorized Representative

Signature Page to Termination Agreement